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                RESOLUTION ESTABLISHING ALLSTATE LIFE OF NEW YORK

                            VARIABLE ANNUITY ACCOUNT

                                       BY

            THE BOARD OF DIRECTORS OF ALLSTATE LIFE INSURANCE COMPANY
                                   OF NEW YORK

                               DATED JUNE 26, 1987

          BE IT RESOLVED, That the Company, pursuant to the provisions of
Section 4240 of the New York Insurance Code, hereby establishes a separate account designated Allstate Life Insurance Company of New York Variable Account I (hereinafter "Variable Account I") for the following use and purposes, and subject to such conditions as hereinafter set forth.

          BE IT FURTHER RESOLVED, That Variable Account I shall be established for the purpose of providing for the issuance by the Company of such variable annuity or such other contracts ("Contracts") as the President may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

          BE IT FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Variable Account I shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

          BE IT FURTHER RESOLVED, That the fundamental investment policy of Variable Account I shall be to invest or reinvest the assets of Variable Account I shall be to invest or reinvest the assets of Variable Account I in securities issued by investment companies registered under the Investment Company Act of 1940, as amended, as the Finance Committee may designate pursuant to the provisions of the Contracts; and

          BE IT FURTHER RESOLVED, That five investment divisions be, and hereby are, established within Variable Account I to which net payments under the Contracts will be allocated in accordance with instructions received from contractholders, and that the President be, and hereby is, authorized to increase or decrease the number of investment divisions in Variable Account I as deemed necessary or appropriate; and


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          BE IT FURTHER RESOLVED, That each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

          BE IT FURTHER RESOLVED, That the President and Treasurer be and they hereby are, authorized to deposit such amount in Variable Account I or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

          BE IT FURTHER RESOLVED, That the President of the Company be, and is hereby, authorized to change the designation of Variable Account I to such other designation as it may deem necessary or appropriate; and

          BE IT FURTHER RESOLVED, That the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register Variable Account I as a unit investment trust under the Investment Company Act of 1940, as amended;
(b) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Account I in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

          BE IT FURTHER RESOLVED, That the President and the Senior Vice President, Secretary, and General Counsel, and either of them with full power to act without the other, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Variable Account I and by the Company as sponsor and depositor, a Form of Notification of Registration on Form N-8A, a Registration Statement registering Variable Account I as an investment company under the Investment Company Act of 1940, and a Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Variable Account I and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and


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          BE IT FURTHER RESOLVED, That the Senior Vice President, Secretary, and
General Counsel is hereby appointed as agent for service under any such registration statement and any and all amendments thereof, and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange
Commission under the Securities Act of 1933; and

          BE IT FURTHER RESOLVED, That the appropriate officers of the Company be, and they hereby are, authorized on behalf of Variable Account I and on behalf of the Company to take any and all actions that they may deem necessary or advisable in order to sell the contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United states of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further actions which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations qualifications for as long as said officers or counsel deem them to be in the best interests of Variable Account I and the Company; and

          BE IT FURTHER RESOLVED, That the Senior Vice President, Secretary, and General Counsel of the Company be, and hereby is, authorized in the names and on behalf of Variable Account I and the Company to execute and file irrevocable written consents on the part of Variable Account I and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Account I and the Company for the purpose of receiving and accepting process; and

          BE IT FURTHER RESOLVED, That the President of the Company be and hereby is, authorized to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of such Contracts as required by applicable laws with respect to securities owned by Variable Account I; and

          BE IT FURTHER RESOLVED, That the President of the Company is hereby authorized to execute such agreement or agreements on such terms and


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subject to such modifications as deemed necessary or appropriate (i) with Dean
Witter Reynolds, Inc.) ("Dean Witter") or other qualified entity under which Dean Witter or such other entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Variable Account I and the design, issuance, and administration of the Contracts; and

          BE IT FURTHER RESOLVED, That since it is expected that Variable Account I will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

          BE IT FURTHER RESOLVED, That the appropriate officers of the Company and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent purposes thereof.


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